                                                                Draft:  8/3/95






                            ASSET PURCHASE AGREEMENT



                                      Among


                    Creative Concepts of North Carolina, LLC,
                     Leslie G. Rudd, Dennis L. Thompson and
                                 James C. Verney



                                       and



                       Lone Star Steakhouse & Saloon, Inc.










 ------------------------------------------------------------------------------



                            Dated as of August , 1995


 ------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT


                  THIS AGREEMENT dated as of August __, 1995 by and among Creative Concepts of North Carolina, LLC, a North Carolina limited liability company ("Seller") Leslie G. Rudd, Dennis L. Thompson and James C. Verney (collectively, the "Members" and, individually, a "Member"), and Lone Star Steakhouse & Saloon, Inc., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

                  WHEREAS, the sole activity of Seller is the ownership and operation of a restaurant known as Wicked Burrito Restaurant at 214 Franklin, Chapel Hill, North Carolina (the "Business");

                  WHEREAS, the Members are members of, and own a majority of the equity interests in, Seller; and

                  WHEREAS, Buyer desires to purchase, and Seller and the Members desire that Seller sell to Buyer, substantially all of the assets of Seller, including the Business and all of Seller's assets related thereto;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereby agree as follows:


                                    ARTICLE I
                PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

                  Section 1.1 Description of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Seller shall convey, sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest of Seller in and to all of the assets, properties and rights (contractual or otherwise) of Seller owned by it at the Closing Date (as hereinafter defined), other than the Excluded Assets (as hereinafter defined), including without limitation those set forth below:

                  (a) All leases, subleases, and other agreements under which Seller occupies or has the right to occupy any real property (the "Real Property Leases"), along with all of Seller's interest in the appurtenant rights, easements and privileges appertaining or relating thereto and construction in progress, if any, and improvements relating to the real property subject to such leases, including without limitation the Real Property Leases listed on the Disclosure Schedule attached hereto (the "Disclosure Schedule");

                  (b) All machinery, equipment, tooling, parts, furniture, fixtures, supplies, and other tangible personal property of Seller, including those used in the conduct of or located at the Business (the "Personal Property");

                  (c) All foodstuffs, beverages and other inventory of Seller (the "Inventory");

                  (d) All franchises, licenses, permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body of Seller (to the extent the same are transferable) (the "Permits"), including without limitation the permits listed on the Disclosure Schedule;

                  (e) All patents, inventions, trade secrets, processes, proprietary rights, proprietary knowledge, know-how, computer software, trademarks, names, service marks, trade names, copyrights, symbols, logos, franchises and permits, and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof, which Seller owns or has the right to use or to which Seller is a party and all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office (collectively, the "Intellectual Property"), including without limitation the Intellectual Property listed on the Disclosure Schedule;

                  (f) All leases of equipment or other tangible personal property of Seller including those used in conducting the Business (the "Personal Property Leases"), including without limitation the Personal Property Leases listed on the
         Disclosure Schedule;

                  (g) All contracts, agreements, contract rights, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, third party guaranties, indemnifications, arrangements, and understandings, whether oral or written, to which Seller is a party (whether or not legally bound thereby) including those used in conducting the Business (the "Contracts"), including without limitation the Contracts listed on the Disclosure Schedule;

                  (h) All cash, cash equivalents, investment securities, deposits, prepaid expenses and other miscellaneous assets of Seller;

                  (i) All books of account, customer lists, files, papers and records of Seller including those used in conducting the Business; and

                  (j) All goodwill of Seller including all goodwill relating to the Business.

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Notwithstanding the foregoing, there shall be excluded from the assets, properties, rights (contractual and otherwise) and business of Seller to be conveyed, sold, transferred, assigned and delivered to Buyer under this Agreement all corporate minute books, stock records, tax returns and supporting schedules, books of original financial entry, and internal accounting documents and records (all of which shall be subject to Buyer's right to inspect and copy at Buyer's expense for any reasonable purpose during normal business hours). The assets excluded in accordance with the preceding sentence are referred to herein as the "Excluded Assets." All of the assets, properties, rights (contractual and otherwise) and business to be conveyed, sold, transferred, assigned and delivered to Buyer pursuant to this Section 1.1 are hereinafter collectively referred to as the "Property."

                  Section 1.2 Non-Assignment of Certain Property. To the extent that the assignment hereunder of any of the Contracts, Permits and Personal Property Leases shall require the consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, Seller shall use its reasonable efforts to obtain the consents of such other party to an assignment to Buyer. If such consent is not obtained, Seller shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits of any such Contract, Permit or Personal Property Lease including, without limitation, enforcement, for the account and benefit of Buyer, of any and all rights of Seller against any other person with respect to any such Contract, Permit or Personal Property Lease; provided, however, that all expenses related thereto shall be borne by Buyer.

                  Section 1.3 Preservation of Books and Records. For a period of 5 years following the Closing, Seller shall preserve and maintain all books and records of the Business in its possession. If Seller desires to dispose of any such books and records at the end of such 5-year period or before the expiration of such 5-year period, it shall first give notice thereof to Buyer and shall, at Buyer's option and expense, appropriately package and deliver such books and records to Buyer at such location as Buyer shall designate.

                  Section 1.4 Assumption of Liabilities. Buyer shall assume all liabilities and obligations of Seller as they exist at the Closing Date (the "Assumed Liabilities").

                                   ARTICLE II
                             PURCHASE CONSIDERATION

                  Section 2.1 Consideration. Upon the terms and subject to the conditions set forth in this Agreement, in consideration for the Property and the non-competition agreements of Seller and the Members referred to in Section 6.8, at the Closing Buyer shall (a) assume the Assumed Liabilities as provided in Section 1.4 hereof and (b) issue to Seller ten (10) shares of the Common Stock, $.01 par value (the "Buyer Common Stock"), of Buyer (the "Purchase Consideration").


                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF MEMBERS AND SELLER

                  Except as disclosed by the Members and Seller in the Disclosure Schedule attached hereto (the "Disclosure Schedule"), each of the Members (as to himself only, with respect to Section 3.2 and all representations that are made to the knowledge of the Shareholders and the Companies) and Seller hereby represents and warrants to Buyer as follows on the date hereof and as of the Closing Date (all representations and warranties in Sections 3.11 through 3.20 inclusive are made only to the knowledge of the Members and Seller):

                  Section 3.1 Corporate Organization. Seller is duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Disclosure Schedule contains a list of all jurisdictions where Seller is duly licensed and qualified to do business as a foreign corporation. Seller is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of its activities is such that such qualification is required by applicable law except where the failure to be so qualified would not have a Material Adverse Effect. The copies of the articles of incorporation of Seller, as amended to date, and of the by-laws of Seller, as currently in effect, and the other instruments setting forth the terms of Seller's capital stock have been delivered to Buyer and are complete. For the purposes of this Agreement, "Material Adverse Effect" refers to a material adverse effect on the results of operations, properties, or financial condition of Seller and each of the businesses conveyed by the agreements set forth in Section 6.10 taken together in the aggregate.

                  Section 3.2 OMITTED.

                  Section 3.3 OMITTED.

                  Section 3.4 Authorization. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Boards of Directors and Members of Seller has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of Seller is hereby necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Assuming that this Agreement constitutes a valid and binding agreement of Buyer, this Agreement constitutes the valid and binding agreement of Seller and each of the Members enforceable in accordance with its terms, except as the enforceability hereof may be subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and to general principles of equity.

                  Section 3.5 Consents and Approvals. Neither the execution and delivery of this Agreement by any of the Members or Seller nor the consummation by any of the Members or Seller of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of Seller, or (ii) except for those events and consents which are either set forth in the Disclosure Schedule or which events or the absence of which consents do not or would not be reasonably expected to result in a Material Adverse Effect, (A) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or require consents from any other party (except consents which have been obtained or the obtaining of which has been waived by Buyer) or result in the termination or in a right of termination or cancellation of, or accelerate or result in a right to accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of, Seller or result in being declared, or in the right to declare, void, voidable, or without further binding effect any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, or agreement to which Seller or any of the Members is a party, or (B) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, federal, state, local or foreign, applicable to Seller or any of the Members or require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority.

                  Section 3.6 No Violation. To the knowledge of the Members and Seller, Seller is not in violation of, or under investigation with respect to or threatened to be charged with or given notice of, any violation of any applicable law, statute, order, rule, regulation, or judgment entered by any federal, state, local or foreign court or governmental authority relating to Seller, including, but not limited to those relating to state and local health codes, the Americans with Disabilities Act, civil rights, and liquor sales and services, except for any violation which does not or would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, "knowledge" of a Shareholder refers to actual, personal knowledge of such Shareholder.

                  Section 3.7 Financial Statements. The audited balance sheets of Seller as of December 27, 1994 (the "Balance Sheets") and the related statements of income and retained earnings and changes in financial position for the year then ended (the "Income Statements" ) and the unaudited balance sheets of Seller as of July 11, 1995 and the related statements of income and retained earnings and changes in financial position for the 28 weeks then ended have been delivered to Buyer. The financial statements referred to above in this Section are sometimes collectively called the "Financial Statements." Except as set forth in the notes to the Financial Statements or as provided in Section 3.9, the Financial Statements present fairly the financial position, the consolidated results of operations and the consolidated changes in financial position of Seller as of the date and for the periods covered thereby in conformity with generally accepted accounting principles (including the related notes and schedules thereto) consistently applied during the periods involved (except as otherwise stated therein).

                  Section 3.8 Absence of Undisclosed Liabilities. Except as and to the extent reflected or disclosed (or adequately reserved for or against) in the Balance Sheets or in the notes thereto or in the Disclosure Schedule or except as specifically provided by this Agreement, Seller does not have any liabilities or obligations of any nature, whether known or unknown, contingent or absolute, other than liabilities or obligations (i) which are not required by generally accepted accounting principles to be reflected on a balance sheet, or
(ii) which were incurred in the ordinary course of business consistent with past practice since the dates of the Balance Sheets; provided, however, that no representation is made in this Section 3.8 with respect to any class of liabilities or obligations with respect to which a representation is made elsewhere in this Article III.

                  Section 3.9 Absence of Certain Changes. Since July 11, 1995 Seller has conducted their businesses in the ordinary course and there has not been any change or event that has caused a Material Adverse Effect. Except as set forth in the Disclosure Statement or as contemplated by this Agreement, since July 11, 1995, Seller has not (i) made or granted any increases in the compensation or benefits payable or to become payable to other employees other than in the ordinary course of business; or (ii) entered into any commitment, contractual obligation or transaction other than in the ordinary course of business (which includes any capital expenditure for improvement of the business or property of Seller).

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                  Section 3.10 Legal Proceedings. Except as set forth on the
Disclosure Schedule, there are no uninsured claims, actions or proceedings pending, or, to the knowledge of Seller and the Members, threatened, against Seller before any court or governmental body, federal, state, local or foreign, which (i) seek to restrain or enjoin the consummation of the transactions contemplated hereby or (ii) is reasonably likely to result in liability of more than $25,000. Except as set forth in the Disclosure Schedule Seller is not bound by or subject to any continuing order, injunction or decree of any domestic or foreign court, arbitrator or governmental authority.

                  Section 3.11 Taxes and Tax Returns.

                  (a) For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest, penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

                  (b) To the knowledge of the Members and Seller, Seller has (i) duly filed with the appropriate taxing authorities all Tax Returns required to be filed by or with respect to Seller for any period ending on or before the Closing Date and all such duly filed Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provision for on their respective balance sheets (in accordance with generally accepted accounting principles) all Taxes shown to be due on such Tax Returns, except where the failure to file Tax Returns or to pay Taxes would have a Material Adverse Effect. There are no liens for Taxes upon the assets of Seller except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Except as set forth in the Disclosure Schedule, neither Seller nor any Seller is not undergoing an audit of any of its Tax Returns and neither Seller nor any of the Members has received any notice of audit of any Tax Return of Seller or any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes by Seller which has not been fully paid or finally settled, and any such deficiency or assessment shown on such Disclosure Schedule is being contested in good faith through appropriate proceedings. There have been no waivers of statutes of limitation by Seller or with respect to any Tax Returns.

                  Section 3.12 Property.

                  (a) To the knowledge of the Members and Seller, the Disclosure Schedule contains a correct and complete schedule of all leases, subleases and other agreements of like kind, as amended to date (collectively, the "Leases") under which Seller occupies or has the right to occupy any real property in connection with the operation of its business (the land, buildings and other improvements covered by the Leases being herein called the "Leased Real Property"). Seller has made available to Buyer true, correct and complete copies of all such Leases (including all modifications, amendments and supplements entered into by Seller), summaries of which (prepared by Seller) are set forth on the Disclosure Schedule. To the knowledge of the Members and Seller, each Lease is valid, binding and in full force and effect and, all rent and other sums and charges payable by or to Seller, as appropriate, as tenant, sublessor or sublessee thereunder are current. Except as set forth in the Disclosure Schedule, no notice of default or termination under any Lease is outstanding, no termination event or condition or uncured default on the part of Seller or, to the knowledge of the Members and Seller, on the part of the landlord or sublessor, exits under any Lease, and no event has occurred and no condition exists, and the consummation of the transactions contemplated by this Agreement will not create or result in an event or condition, which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Except as set forth in the Disclosure Schedule, the Members and Seller do not have any ownership interest in the landlord under any Lease.

                  (b) To the knowledge of the Members and Seller, Seller is owner of valid fee title to the property as set forth in the Disclosure Schedule. All real property as owned by Seller and all leasehold interests of Seller are held free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except for (i) mechanics', carriers', warehousemen's workmen's, repairmen's or other like liens arising or incurred in the ordinary courses of business, liens for Taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty or are being contested in good faith by appropriate proceedings, financing liens on furniture, fixtures and equipment and other imperfections of title or non-monetary encumbrances, if any, which do not materially detract from the value of the property subject thereto, (ii) easements, covenants, rights of way and other encumbrances or restrictions, of record, (iii) zoning and other similar restrictions and (iv) unrecorded easements, covenants, rights of way or other restrictions which do not materially impair the use of the real property to which they relate.

                  (c) Neither Seller nor any of the Members has any knowledge of any pending or threatened condemnation proceeding affecting any real property of Seller or of any sale or other disposition of the real property of Seller in lieu of condemnation, or of any notice of any of the foregoing.

                  (d) Except as provided in the Leases, to the knowledge of the Members and Seller Seller does not own or hold and is not obligated under or a party to any option, right of first refusal or any other material contractual right to purchase, acquire, sell or dispose of the real property of Seller or any portion thereof or interest therein.

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                  Section 3.13 Contracts

                  (a) Except as described on the Disclosure Schedule or disclosed in the Financial Statements, to the knowledge of the Members and Seller Seller is not, as of the date of this Agreement, a party to or bound by any agreement, contract or commitment:

                        (i) involving a payment by Seller after the date hereof of an amount of money more than $25,000 and continuing (including mandatory renewals or extensions which do not require the consent of Seller) more than six months from the date hereof and not made in the ordinary course of business;

                        (ii) with management or any employee of Seller for personal services that is not by its terms immediately terminable at will by the employer without cost or liability to Seller at or at any time after the Closing Date (subject to any rights an employee may have by statute or regulation);

                        (iii) with any labor union or employees' association;

                        (iv) relating to consulting or advisory services involving the future payment of more than $5,000 and not immediately terminable at will by such Company without cost or liability to such Company;

                        (v) under which Seller has borrowed any money or issued any note, bond, indenture, loan, credit agreement or other evidence of indebtedness or direct or indirect guarantee or assumption of indebtedness, liabilities or obligations of others (other than overdraft accounts or similar obligations used in the normal course of business);

                        (vi) relating to a mortgage, pledge, security agreement, deed of trust or other document granting a lien over any material property, real or personal, owned by Seller;

                        (vii) relating to any bonus, retirement, deferred compensation, pension, profit sharing, stock options (other than those to be exercised on or prior to the Closing), life and health insurance, hospitalization, or employee savings or retirement agreements, policies or plans;

                        (viii) that contains any severance pay liability or obligations in excess of $5,000 to any employee, former employee, director, former director or consultant;

                        (ix) relating to employment which provides annual salary in excess of $5,000;



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                        (x) relating to all distribution, sales, agency or
advertising contracts in excess of $5,000, including contracts with sales representatives or dealers; and

                  (b) Each of the contracts set forth on the Disclosure Schedule is in full force and effect and valid and enforceable in accordance with its terms and, except as set forth on the Disclosure Schedule, Seller has not materially breached any of such contracts.

                  Section 3.14 Intellectual Property. To the knowledge of the Members and Seller, the Disclosure Schedule contains an accurate and complete list of all registered patents, trademarks, service marks, trade names, and copyrights and all pending trademark, patent and copyright applications (collectively, "Intellectual Property"), currently owned or held by Seller and any agreement under which Seller owns or holds any license to use any of the foregoing except where the failure to disclose would not have a Material Adverse Effect. Except as disclosed on the Disclosure Schedule hereto, Seller own or are licensed to use all Intellectual Property listed on the Disclosure Schedule or rights therein without infringement of or conflict with any rights of third parties except for infringements or conflicts that do not have a Material Adverse Effect.

                  Section 3.15 Labor Difficulties. To the knowledge of the Members and Seller, there is no labor strike, arbitration proceeding, slowdown or stoppage (or charge of unfair labor practice) actually pending or threatened against or affecting Seller which would result in a Material Adverse Effect. To the knowledge of Seller and the Members, no union is seeking to represent the employees of Seller. Except as set forth in the Disclosure Schedule, to the knowledge of Seller and the Members there are no charges or complaints of discrimination pending before the Equal Employment Opportunity Commission or any state or local agency with respect to Seller. Except as set forth in the Disclosure Schedule, no collective bargaining agreement is in force or is binding on Seller.

                  Section 3.16 Employment Benefit Plans; ERISA.

                  (a) To the knowledge of the Members and Seller, Seller does not maintain any bonus (including but not limited to all arrangements with restaurant managers or other employees), deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, or medical plan, arrangement or practice, whether written or unwritten, which covers employees of Seller (the "Benefit Plans"), including without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and the final regulations thereunder. True and complete copies of each written Benefit Plan sponsored by Seller has been delivered or made available to Buyer, or such copies shall be delivered to Buyer as soon as practicable after the date hereof. Seller does not have any commitment, whether formal or informal and whether legally binding or not, to adopt any benefit plan in addition to those shown in the Disclosure Schedule.

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                  (b) To the knowledge of the Members and Seller, none of the
Benefit Plans is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, and Seller has never maintained or contributed to, or ever been obligated to contribute to, a defined benefit plan on behalf of its employees. None of the Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA, and Seller has never contributed to, or ever been obligated to contribute to, a multiemployer plan on behalf of its employees.

                  (c) To the knowledge of the Members and Seller, each Benefit Plan that qualifies as an "employee welfare benefit plan" within the meaning of
Section 3(1) of ERISA is and has been in material compliance with the applicable provisions of ERISA and the Code. Seller has complied in all material respects with all of their obligations under each such Benefit Plan including the making of all required contributions.

                  Section 3.17 Related Party Transactions. To the knowledge of the Members and Seller, except for those agreements listed in the Disclosure Schedule or as contemplated hereby and except for services (and charges therefor) provided by Members in the ordinary course of business to Seller, Seller has not, within the past two (2) years, (i) loaned any amount that is currently outstanding or (ii) sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to any of their officers, directors, restaurant managers or other key employees.

                  Section 3.18 Insurance. To the knowledge of the Members and Seller, the Disclosure Schedule contains a list of all insurance policies or binders (including self-insurance) insuring the properties, assets, business, and liabilities of Seller that were in effect as of the date of this Agreement, except where the failure to so disclose would not have a Material Adverse Effect. Except as otherwise disclosed on the Disclosure Schedule, all such insurance relating to Seller has been issued to Seller under valid and enforceable policies or binders. Seller has not received any notice from any insurance organization threatening a suspension, revocation, modification or cancellation of any Insurance Policy. No facility has suffered any material damage by fire or other casualty since the date of the Balance Sheets which facility has not been repaired and restored, unless either the Company owning or using such facility has made adequate financial provisions for its repair and restoration or such repair or restoration has been adequately provided for by insurance relating to and for the benefit of such Company.

                  Section 3.19 Environmental Matters.

                  (a) To the knowledge of the Members and Seller, except as set forth on the Disclosure Schedule:

                        (i) Seller has obtained all material permits and licenses and filed all material documents which are required to be obtained or filed by Seller for the operation of their businesses under federal, state and local laws relating to pollution or protection of the Environment;

                        (ii) Seller is in compliance with all material terms and conditions of such required permits, licenses and authorizations;

                        (iii) Seller is in compliance with all other applicable material limitations, conditions, standards, requirements, and schedules contained in those laws or contained in any regulation, code, order, decree, judgment, Notice or demand letter issued, entered, promulgated or approved thereunder, and have not received notice of any violation thereof; and

                        (iv) there are no currently existing Environmental Conditions with respect to Seller or any of their assets.

                  (b) For purposes of this Section 3.19, the following terms shall have the meanings set forth below:

                        (i) "Hazardous Substances" include any pollutants, toxic substances, hazardous materials or hazardous substances as defined in or pursuant to the environmental laws of the State of North Carolina or any other federal, state or local environmental law, ordinance, rule or regulation.

                        (ii) "Release" means release, spill, leak, pump, pour, emit, empty, discharge, inject, escape, dispose or dump into the Environment.

                        (iii) "Notice" means any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened from the State of North Carolina or any agency thereof, the United States Environmental Protection Agency ("USEPA") or other federal, state or local agency or authority or any other entity or any individual concerning any intentional or unintentional act or omission which has resulted or may reasonably be expected to result in the Release of Hazardous Substances into the Environment from or on property of Seller and shall include the imposition of any lien on property of Seller pursuant to any violation of federal, state or local environmental laws, ordinances, rules, regulations, government actions, orders or permits, or any knowledge, after due inquiry and investigation, of any acts which may reasonably be expected to give rise to any of the above.

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                        (iv) "Environmental Conditions" means material
conditions with respect to the Environment of property of Seller related to the presence or Release of Hazardous Substances, which conditions may reasonably be expected to require remedial action or may reasonably be expected to result in material claims, demands and liabilities to Seller by third parties, including, without limitation, governmental entities, adjacent property owners and any individuals suffering property damage or personal injury.

                        (v) "Environment" means any surface water, ground water, drinking water supply, land surface, or subsurface strata.

                  (c) To the knowledge of the Members and Seller, except as set forth on the Disclosure Schedule, (i) during the two (2) years immediately prior to the date hereof, Seller has not been cited for any material violations of the Occupational Safety and Health Act of 1970, as amended ("OSHA"), nor, to the knowledge of the Members or Seller is there any citations for material violations pending as a result of inspections, and (ii) each of the material conditions which resulted in the issuance of a citation has been abated or otherwise corrected to the satisfaction of OSHA as of the date hereof. Seller has made available to Buyer all reports and filings, if any, made or filed by Seller pursuant to OSHA and similar state and local laws and regulations during the prior two (2) years.

                  Section 3.20 Trade Secrets. Seller will deliver to Buyer within 30 days of Closing a copy of the Recipe Book containing a description of recipes, procedures and training manuals used by Seller. To the knowledge of Seller and the Members, except as set forth in the Disclosure Schedule, and except for portions of recipes which are unwritten, each recipe in the Recipe Book is sufficient in detail and content to allow its use by Seller. Except as set forth in the Disclosure Schedule, there are no liens, claims or encumbrances upon any of the recipes, formulations and technologies, processes, "know-how" and other technical data.

                  Section 3.21 Finders. Seller is not obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

                  Section 3.22 Investment Representation. Seller will acquire the shares of Common Stock to be delivered to it pursuant to this Agreement, and each Member to whom such shares may be distributed by Seller will acquire such shares, for investment and not with a view to the resale or distribution thereof (other than by Seller to its Members in respect of their interests in Seller), and Seller and the Members acknowledge that when issued such shares will be restricted securities which may not be sold without registration or exemption from representation under the Securities Act of 1933 and applicable state securities laws and that, except as provided in the Registration Rights Agreement referred to in Section 7.6, Buyer has no present intention of registering such shares, and that the certificates evidencing said shares will be bear a legend reading substantially as follows:

                  "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER SUCH SHARES OF COMMON STOCK NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF SUCH SHARES OF COMMON STOCK REPRESENTS THAT IT IS ACQUIRING THIS COMMON STOCK FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH ANY APPLICABLE STATE SECURITIES LAWS COVERING THE PURCHASE OF THIS COMMON STOCK AND RESTRICTING ITS TRANSFER."


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer each represents and warrants to Seller and the Members as follows:

                  Section 4.1 Corporate Organization. Each of Buyer is a corporation duly organized, validly existing and in good standing under the laws of, respectively, the State of North Carolina and the State of Delaware, with full corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

                  Section 4.2 Authorization. Buyer have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Boards of Directors of Buyer and of Buyer have duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of Buyer are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Assuming that this Agreement constitutes the valid and binding obligations of the Members and Seller, this Agreement constitutes the valid and binding agreement of Buyer enforceable in accordance with its terms, except as the enforceability hereof may be subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and to general principles of equity.

                  Section 4.3 Consents and Approvals. Neither the execution and delivery by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or by-laws of Buyer, or (ii) except for those of the following events which would not prevent the consummation of the transactions contemplated by this Agreement and would not result in any change in or effect on Buyer that would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby, (A) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or require consents from any other party or result in the termination or in a right of termination or cancellation of, or accelerate or result in a right to accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of, Buyer, or result in being declared, or in the right to declare, void, voidable, or without further binding effect any of the terms, conditions or provisions of, any note, bond mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which Buyer is a party, (B) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or United States governmental authority, applicable to Buyer or any of their properties, or (C) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority. Except with respect to certain state liquor license authorities, from which temporary approvals have been obtained, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is necessary to be obtained or made by Buyer in connection with the execution, delivery and performance of this Agreement.

                  Section 4.4 Capitalization. The authorized capital stock of Buyer consists of 98,000,000 shares of Common Stock, par value $.01 per share and 2,000,000 shares of Preferred Stock, par value $.01 per share. As of July 11, 1995, 36,771,612 shares of Buyer's Common Stock were issued and outstanding. All shares of Buyer Common Stock to be issued to the Members in connection with the transaction contemplated hereby will be duly and validly issued, fully paid and nonassessable. There is no personal liability, and there are no preemptive or similar rights, attached to the Buyer Common Stock.

                  Section 4.5 Financial Statements. Buyer has heretofore delivered to the Members a copy of its consolidated balance sheet as of December 27, 1994 and the related consolidated statements of income, stockholders' investment and changes in financial position for the year ended on such date, accompanied in each case by the report of Ernst & Young, independent public accountants, and a copy of its unaudited consolidated balance sheet as of June 13, 1995 and the related unaudited consolidated statements of income, stockholders' investment and changes in financial position for the 24 weeks then ended, said financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be otherwise stated in said financial statements, the notes thereto or the reports of said accountants), and fairly present the financial position of Buyer and its consolidated subsidiaries at the dates thereof and the results of operations and changes in financial position of Buyer and its consolidated subsidiaries for the periods indicated, except that the aforementioned unaudited financial statements are subject to normal recurring adjustments which might be required as a result of a year-end audit.

                  Section 4.6 Absence of Changes. Since June 13, 1995 there has not been any material adverse change in the condition (financial or otherwise), of the assets, liabilities, earnings, business, prospects or results of operations of Buyer and its subsidiaries, taken as a whole.

                  Section 4.7 Reports. Since January 1, 1994 Buyer has filed all reports which were required to be filed by it with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. All such reports are complete and correct in all material respects.

                  Section 4.8 Finders. Buyer is not obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

                  Section 4.9 Legal Proceedings. There are no claims, actions or proceedings by or against Buyer which may affect the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, instrumentality or authority, except those in the aggregate in which an adverse decision for Buyer would not have a material adverse effect on the business or financial condition of Buyer.

                  Section 4.10 NASDAQ Listing. On July 25, 1995 Buyer filed with NASDAQ National Market System ("NASDAQ") an application to list the shares of Buyer Common Stock to be delivered by Buyer to the Members as the Purchase Consideration, and is using its best efforts to cause NASDAQ to approve the listing of said shares.


                                    ARTICLE V
                                    COVENANTS

                  Section 5.1 Access to Properties and Records; Confidentiality.


                  (a) Between the date of this Agreement and the Closing Date, Seller will provide Buyer, and its accountants, counsel and other authorized representatives, and responsible financial institutions designated by Buyer as its representatives, reasonable access, during normal business hours and under reasonable circumstances, to any and all premises, properties, contracts, commitments, books, records and other information of Seller.

                  (b) Buyer hereby agrees that it shall hold all confidential information relating to the Members and Seller which it obtains during the course of such investigation in strict confidence and, if the transaction contemplated hereby is abandoned pursuant to the terms hereof, Buyer shall return all such information to Seller and shall not thereafter use it for any purpose (as long as it remains confidential in nature).

                  Section 5.2 Announcements. Seller and Buyer shall consult with each other prior to making any further public announcements prior to the Closing Date with respect to this Agreement or the transactions contemplated hereby, except as otherwise required by law.

                  Section 5.3 Conduct of the Business of Seller Prior to the Closing Date. The parties agree that between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, and except as otherwise consented to or approved by Buyer in writing or contemplated by this
Agreement:

                  (a) The business, operations, activities and practices of Seller shall be conducted in the ordinary course and Seller shall maintain and preserve their existing properties in accordance with past practice and shall account therefor as required by generally accepted accounting principles in accordance with past practice.

                  (b) Seller shall not: (i) incur any indebtedness, except borrowings in the ordinary course of business; (ii) enter into any agreement requiring the maintenance of a specified net worth; (iii) other than in the ordinary course of business without the consent of Buyer which shall not be unreasonably withheld, assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise), for the obligations of any other individual, firm or corporation; (iv) other than in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other individual, firm or corporation; or (v) other than in the ordinary course of business, grant any general salary or compensation increases to employees.

                  (c) Seller will use all reasonable efforts to keep available to Buyer the present services of the employees of Seller if, and to the extent, so requested by Buyer, and to preserve for Buyer the goodwill of Seller's agents, customers, suppliers and others with whom business relationships exist.

                  (d) None of the parties hereto will take or agree to take any action which would cause any of its representations contained herein to be or become untrue in any material respect including as of the date hereof and as of the Closing Date, as if such representations were made as of such time.

                  (e) Neither Seller nor any of the Members shall enter into, or authorize any agent to enter into on their behalf, discussions (i) relating to the merger or consolidation of Seller with or into any person; or (ii) relating to the sale of all or substantially all of the capital stock or assets of Seller.

                  (f) Except in the ordinary course of business, no increase or commitment to increase the compensation or commission paid or payable by Seller to any employee, agent or independent contractor of Seller shall be made.

                  (g) Except as required by law or in the ordinary course of business consistent with past practices, Seller shall not amend, adopt, approve, commence operation of or make any contribution to any bonus or profit-sharing plan, or any other plan of a similar nature.

                  (h) Seller will not: amend or change its articles of incorporation or by-laws (or equivalent constituent documents) or split, redeem, combine or reclassify the outstanding shares of its capital stock; acquire any shares of its capital stock or other securities; issue or agree to issue any additional shares of its capital stock or other securities; grant any right to purchase or to convert any obligation into shares of its capital stock or other securities; or sell or pledge (or agree to sell or pledge) any capital stock of any subsidiary.

                  Section 5.4 Consent. The parties hereto agree to use all reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary (i) for the consummation of the transaction contemplated hereby, or (ii) for the conduct, ownership, leasing or operating of the business of Seller after the Closing Date.

                  Section 5.5 Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments, certificates and other documents and take such other action as any other party hereto may reasonably require in order to carry out this Agreement and the transactions contemplated hereby.

                  Section 5.6 Members' Contingent Obligations and Liabilities. On the Closing Date, Buyer shall assume, and shall indemnify and hold the Members harmless from, any obligations and liabilities of the Members relating to the business, properties or assets of Seller which are set forth on Section
5.8 of the Disclosure Schedule. Buyer shall cooperate with the Members, both before and after the Closing, by taking all actions the Members shall reasonably request to effect the termination of such obligations and liabilities of the Members.

                  Section 5.7 Regulatory Authorizations. Seller and Buyer shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental agency or instrumentality, state or federal, that may be required in connection with the consummation of the transactions contemplated hereby, including without limitation, all filings, applications and documentation in connection with liquor license applications.

                  Section 5.8 Payment of Expenses of Brokers and Finders. Except as otherwise agreed to in writing by Buyer, no legal or other fees, commissions, compensation (other then regular salaries of Seller's employees) or out-of-pocket expenses of persons who are not employees of Seller and have represented Seller in connection with the negotiation of this Agreement ("Expenses") will be paid by Seller for or with respect to the negotiation of this Agreement or the consummation of the transaction contemplated hereby. The Members shall pay all Expenses or, to the extent Seller has paid or become liable therefor, the Members shall reimburse Seller therefor at the Closing.

                  Section 5.9 Assignment of Patents and Trade Secrets. The Members shall cause any patent, copyright, trademark, trade name, application therefor or "know-how" agreement or interest therein or any trade secrets (including all formulations and technologies, processes, "know-how" and other technical data), owned, leased, created or licensed by the Members (if any) which is being used in the business of Seller as it now exists, to be assigned to Seller at or before the Closing by means of assignment agreements reasonably satisfactory in form and substance to Buyer.

                  Section 5.10 OMITTED.

                  Section 5.11 Purchase Price Allocation. Seller and Buyer hereby agree to agree upon the allocation of the aggregate purchase price among all of the assets, properties and rights transferred to the Buyer under this Agreement, for purposes of this Agreement and for federal, state and local tax purposes, provided, however that no more than $1.00 worth of Common Stock is allocated to the noncompetition agreements referred to in Section 6.8. Furthermore, the Buyer and Seller shall file all federal, state, local and foreign tax returns, including Internal Revenue Form 8594, in accordance with the allocation agreed upon pursuant to this provision.

                  Section 5.12 Capital Commitments.

                  (a) Notwithstanding anything herein to the contrary and except for commitments existing on the date hereof, Seller shall not make or incur any capital expenditures in excess of $25,000 in any single instance between the date of this Agreement and the Closing Date, including, but not limited to equipment lease agreements and construction contracts, or enter into any franchise agreement or license agreements without the prior written consent of Buyer, which may not be unreasonably withheld.

                  (b) Notwithstanding anything herein to the contrary, Seller shall not enter into any new Lease or amend (other than in connection with obtaining consents required for consummation of the transactions contemplated hereby) any existing Lease between the date of this Agreement and the Closing Date without the prior written consent of Buyer, which may not be unreasonably withheld.

                  Section 5.13 Notification of Litigation. Prior to the Closing Date, the Members agree to provide notice to Buyer of any litigation commenced against Seller in which claims are made for damages in excess of $25,000 or in which claims are made for equitable relief.

                  Section 5.14 Sale of Buyer Stock. The Members and Seller have not sold and will not sell or otherwise dispose of any shares of the capital stock of Buyer, including the Buyer Common Stock to be received by them as the Purchase Consideration, during the period commencing 30 days prior to the Closing Date and ending on that date when Buyer first makes publicly available operating results covering at least 30 days of the Buyer's operations. Buyer may cause each stock certificate to be issued pursuant to this Agreement to contain a legend setting forth such restriction.


                                   ARTICLE VI
                     CONDITIONS TO THE OBLIGATIONS OF BUYER

         The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, each of which may be waived by Buyer as provided herein:

                  Section 6.1 Representations and Warranties True. The representations and warranties of the Members and Seller contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as if made on the Closing Date (except to the extent that any representations and warranties of the Members and Seller relate to a particular date).

                  Section 6.2 Performance of Obligations. Each of the obligations of the Members and Seller to be performed by them at or before the Closing Date pursuant to the terms hereof shall have been duly performed and complied with in all respects, including the execution of all agreements contemplated hereby, by the Closing Date. The Members shall deliver to Buyer an officer's certificate to such effect in form and substance reasonably satisfactory to Buyer.

                  Section 6.3 Absence of Litigation. No order, stay, judgment or decree shall have been issued by any court restraining or prohibiting the consummation of the transactions contemplated by this Agreement and no action shall have been instituted or threatened by a third party against Seller before any court which action could reasonably be determined to have substantial merit and a Material Adverse Effect.

                  Section 6.4 OMITTED.

                  Section 6.5 Pooling of Interests. Pooling of interest accounting treatment shall have been approved in writing by Ernst & Young and Deloitte & Touche.

                  Section 6.6 NASDAQ National Market System. Authorization shall have been received from NASDAQ to list the Buyer Common Stock to be delivered by Buyer to the Members as the Purchase Consideration.

                  Section 6.7 Fairness Opinion. Buyer shall have received an opinion from Allen C. Ewing & Co. satisfactory to Buyer as to the fairness of the terms of this transaction to the existing stockholders of Buyer.

                  Section 6.8 Non-Competition Agreements. Buyer shall have received non-competition agreements from each of the Members and from Thomas W. Shannon, substantially in the form of Exhibit A1 to A4 hereto (the "Non-Competition Agreements").

                  Section 6.9 Consents. All consents listed in the Disclosure Schedule shall have been obtained.

                  Section 6.10 Simultaneous Closing. The Closing of this Agreement is conditioned on the simultaneous closing of the following agreements (collectively, the "Other Agreements"): (i) Agreement and Plan of Merger among Nacho Mama's Inc., the shareholders thereof, Mama's Concept, Inc. and Buyer;
(ii) Agreement and Plan of Merger among Morehead Restaurant Group, Inc., the shareholders thereof, Frankie's Restaurant Inc., and Buyer; (iii) Agreement and Plan of Merger among Creative Culinary Concepts, Inc., Steaks of Raleigh, Inc., Lone Star Steaks of Pineville, Inc., Steaks of Jacksonville, Inc., Steaks of Greenville, Inc., Steaks of Cary, Inc., Steaks of Cornelius, Inc., and Cowboy Steaks, Inc., the shareholders thereof, Lone Star Steaks, Inc. and Buyer; (iv) Agreement of Purchase and Sale among R&T Investments, LLC, the members thereof, and Buyer; (v) Agreement of Purchase and Sale among RTH Investments, the members thereof, and Buyer; and (vi) Contract of Assignment among Creative Concepts of North Carolina, LLC, the members thereof and Mama's Concept Inc.

                  Section 6.11 Termination of Agreements. The following agreements shall be terminated as of the Closing: Any and all employment agreements between Seller or any of the parties to the Other Agreements and James C. Verney, Matthew Wogan or Steven Fixman and Buy/Sell Agreements among certain of the parties to the Other Agreements.

                  Section 6.12 Opinion of Counsel. Buyer shall have received an opinion of Moore & Van Allen, PLLC, counsel to Seller, dated as of the Closing Date, to the effect that (i) the execution and delivery of this Agreement by Seller has been duly authorized by requisite corporate action on the part of Seller, (ii) this Agreement (assuming the valid authorization, execution and delivery of this Agreement by Buyer) is a valid and binding obligation of the Members and Seller enforceable against the Members and Seller in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 6.13 Deliveries by Seller. Seller shall have delivered to Buyer, duly and properly executed, the following:

                  (a) A General Conveyance, Assignment and Bill of Sale, in the form attached hereto as Exhibit B.

                  (b) Assignment of the United States trademarks of Seller, in the form attached hereto as Exhibit C Assignment").

                  (c) Assignment of the common law trademarks of Seller, in the form attached hereto as Exhibit D.

                  (d) A certified or cashier's check or, at Buyer's election, wire transfer, by Seller to the order of Buyer in the amount of the aggregate of all Seller's cash on hand and in banks and other accounts or, at Buyer's option, an assignment of all of Seller's bank and other accounts in form and substance satisfactory to Buyer.

                  (e) Such other separate instruments of sale, assignment or transfer as Buyer may reasonably deem necessary or appropriate in order to perfect, confirm or evidence title to all or any part of the Property.

                                  ARTICLE VII
                          CONDITIONS TO THE OBLIGATIONS
                            OF SELLER AND THE MEMBERS

                  The obligations of Seller and the Members to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, each of which may be waived by Seller and the Members as provided herein:

                  Section 7.1 Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as if made on the Closing Date (except to the extent that any representations and warranties of Buyer relate to a particular date).

                  Section 7.2 Performance of Obligations. Each of the obligations of Buyer to be performed by it on or before the Closing Date pursuant to the terms hereof, including the execution of all agreements contemplated hereby, shall have been duly performed and complied with in all material respects by the Closing Date. Buyer shall deliver to the Members an officer's certificate to such effect in form and substance reasonably satisfactory to Buyer.

                  Section 7.3 Absence of Litigation. No order, stay, judgment or decree shall have been issued by any court restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

                  Section 7.4 Corporate Documents. The Members shall have received from Buyer resolutions adopted by the Boards of Directors of Buyer, approving the Agreement and the transactions contemplated thereby, certified by the respective corporate secretary of Buyer.

                  Section 7.5 Opinion of Counsel. The Members shall have received an opinion of Olshan, Grundman, Frome & Rosenzweig LLP, counsel for Buyer, dated as of the Closing Date, to the effect that: (i) the execution and delivery of this Agreement by Buyer have been duly authorized by requisite corporate action on the part of this Buyer; (ii) this Agreement (assuming the valid authorization, execution and delivery of this Agreement by the Members and Seller) is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (iii) the issuance and delivery of the shares of Buyer Common Stock to be issued to the Members as Purchase Consideration have been duly authorized and, when issued and delivered to the Members, will be validly issued, fully paid and non-assessable; and (iv) immediately following the Closing, the authorized capital stock of Buyer will consist of 98,000,000 shares of Common Stock, par value $.01 per share, of which ___ shares will be issued and outstanding, and 2,000,000 shares of Preferred Stock , par value $.01 per share, of which none will be issued and outstanding.

                  Section 7.6 Registration Rights Agreement. Buyer shall have delivered to each of the Members a Registration Rights Agreement substantially in the form of Exhibit E to this Agreement (the "Registration Rights Agreement").

                  Section 7.7 Employment Agreement. Buyer shall have executed and delivered to James C. Verney a one-year employment agreement in the same format generally used by Buyer in respect to officers thereof.

                  Section 7.8 Simultaneous Closing. The Closing of this Agreement is conditioned on the simultaneous closing of the Other Agreements.

                  Section 7.9 Deliveries by Buyer. Buyer shall have delivered to Seller the Purchase Consideration in accordance with Section 3.5 and the following, duly and properly executed:

                  (a) Assumption by Buyer of the obligations and liabilities of Seller, in the form attached hereto as Exhibit F (the "Assumption Agreement").

                  (b) Such other separate instruments of assumption that Seller may reasonably deem necessary or appropriate in order to confirm or evidence Buyer's assumption of the Assumed Liabilities.


                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

                  Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                        (i) by mutual consent of the parties;

                        (ii) by either the Members or Buyer if the Closing shall not have occurred by August 4, 1995, provided that the failure to consummate the transactions contemplated hereby is not a result of the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder; and

                        (iii) by the Members or by Buyer, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall not have been vacated or reversed or set aside on appeal, with prejudice against the party seeking to restrain the transaction, by August 4, 1995. The date on which this Agreement is terminated pursuant to this Section is herein referred to as the "Termination Date."

                  Section 8.2 Effect of Termination. Except (i) for the obligations contained in Section 5.1(b) hereof and (ii) as set forth in Section
8.3 hereof, in the event that this Agreement shall be terminated pursuant to
Section 8.1, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability, except for any breach of this Agreement prior to such termination, of any party to any other party.

                  Section 8.3 Fees and Expenses. Except as provided in Section 5.8, each party hereto shall pay all of the fees and expenses incurred by it in connection herewith.


                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

                  Section 9.1 Survival of Representations, Warranties and Agreements. All representations and warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing.

                  Section 9.2 Indemnification.

                  (a) Each of the Members agrees, severally but not jointly, to indemnify Buyer (without duplication) against any and all losses, liabilities, damages, costs and expenses (whether or not arising out of third party claims and including without limitation interest, penalties and reasonable attorneys'
fees) (collectively "Losses") which are actually incurred by Buyer (without duplication) (which for purposes of this Section 9.2 shall be reduced by (i) any reserves or accruals with respect to such Losses reflected on the Balance Sheets and (ii) the amount, if any, of insurance proceeds received by Buyer (or such proceeds received by a third party to the extent such payment reduces the Loss) with respect to a Loss (less any retrospective premiums or other forms of self-insurance)) arising out of or resulting from the inaccuracy of any representation or the breach of any warranty, covenant or agreement made by such Shareholder in this Agreement.

                  (b) Buyer agree to indemnify the Members against any and all Losses which are actually incurred by the Members as a result of the inaccuracy of any representation or the breach of any warranty, covenant or agreement made by Buyer in this Agreement or any other agreement executed or delivered by Buyer pursuant to this Agreement.

                  (c) Notwithstanding any other provision of this Agreement: (i) the indemnification obligations of the parties under this Section 9.2 shall be payable (and reimbursable and repayable under Section 9.2(e)) solely in shares of Buyer Common Stock, with one share of Buyer Common Stock to be delivered for each $32 (or part thereof) of indemnification obligation; (ii) the aggregate indemnification obligation of each Shareholder under this Section 9.2 and any corresponding provision of the Other Agreements shall be limited to delivering that number of shares of Buyer Common Stock as shall equal the aggregate number of shares of Buyer Common Stock which such Shareholder shall have received pursuant to this Agreement and the Other Agreements plus, in the case of Dennis
L. Thompson, the aggregate number of such shares so received by Thomas A. Hager, Daniel M. Kammerer and Thomas W. Shannon; and (iii) neither the Members nor Buyer shall be responsible for any Losses under this Section 9.2 and any corresponding provision of the Other Agreements unless the aggregate amount of such Losses on a cumulative basis exceeds $50,000 and then only to the extent of such excess.



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




                  (d) Except as otherwise provided herein, the indemnification obligations of the parties under subsections (a), (b) and (c) of this Section
9.2 shall continue in full force only until December 31, 1995 after which no party shall have recourse under this Agreement; provided, however, that (i) such obligations shall not terminate with respect to any matter with respect to which an indemnifiable party shall have made a claim prior to the close of business on December 31, 1995 (stating in reasonable detail the basis of such claim, including the specific date of such claim, the third parties affected thereby, and the specific facts relating to the incident which gave rise to such claim) to the indemnifying party.

                  (e) In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim or demand or written notice made by any third party against the indemnified party (a "Third Party Claim") after the Closing Date, such indemnified party must notify the indemnifying party (the "indemnifying party") in writing of the Third Party Claim within thirty (30) business days after receipt by such indemnified party of written notice of the Third Party Claim; provided that the failure of any indemnified party to give timely notice shall not affect its right to indemnification hereunder except to the extent the indemnifying party has actually been prejudiced or damaged thereby. If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party. If the indemnifying party assumes the defense of a Third Party Claim the indemnified party will cooperate in all reasonable respects with the indemnifying party in connection with such defense, and shall have the right to participate in such defense with counsel selected by it. The fees and disbursements of such counsel, however, shall be at the expense of the indemnified party; provided, however, that, in the case of any Third Party Claim of which the indemnifying party has not employed counsel to assume the defense, the fees and disbursements of such counsel shall be at the expense of the indemnifying person. Regardless of which party assumes the defense of a Third Party Claim, (i) the indemnified party shall not settle or compromise any Third Party Claim without the consent of the indemnifying party, and (ii) the indemnified party shall consent to and cooperate in any settlement or compromise of such claim by the indemnifying party.



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





                                    ARTICLE X
                                  MISCELLANEOUS

                  Section 10.1 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

                  Section 10.2 Notices. Any notices or communications required or permitted hereunder shall be given in writing and shall be delivered or sent by certified or registered mail, postage prepaid, addressed as follows:

                  If to Buyer or
                  Buyer, to:             Lone Star Steakhouse & Saloon, Inc.
                                         c/o John D. White
                                         224 East Douglas, Suite 700
                                         Wichita, Kansas  67206

                  With copies to:        Gerald Aaron, Esq.
                                         224 East Douglas, Suite 7000
                                         Wichita, Kansas 67206

                                                  and

                                         Olshan Grundman Frome &
                                         Rosenzweig LLP
                                         505 Park Avenue
                                         New York, New York  10022
                                         Attention: Steven Wolosky, Esq.



                  If to Seller or
                  to any of the
                  Members, to:           Leslie Rudd Investment Company
                                         314 South Galena
                                         Aspen, Colorado 81611
                                         Attention:  Craig A. Ferraro


                  With copies to:        Moore & Van Allen, PLLC
                                         NationsBank Corporate Center
                                         100 North Tryon Street
                                         Floor 47
                                         Charlotte, North Carolina 28202-4003
                                         Attention:  C. Wells Hall III, Esq.

                                                  and

                                         Willkie Farr & Gallagher

                                         153 East 53rd Street
                                         New York, NY 10022
                                         Attention: William J. Grant, Jr., Esq.


or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so mailed; provided that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

                  Section 10.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

                  Section 10.4 Complete Agreement. This Agreement, the Disclosure Schedule, the Registration Rights Agreement, the Tax Indemnification Agreement and the Non-Competition Agreements contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.

                  Section 10.5 Modifications, Amendments and Waivers. At any time prior to the Closing (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof.

                  Section 10.6 Counterparts. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  Section 10.7 Governing Law. This Agreement shall be governed by the laws of the State of North Carolina (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed as of the day and year first above written.

                                   CREATIVE CONCEPTS OF NORTH
                                   CAROLINA, LCC


                                   By:
                                   Name:
                                   Title:



                                   LESLIE G. RUDD



                                   DENNIS L. THOMPSON



                                   JAMES C. VERNEY


Attest:                            LONE STAR STEAKHOUSE & SALOON, INC.


                                   By:
                                   Name:
                                   Title:



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